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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                        Dated: February 4, 2003


                                 WAM Acquisition GP, Inc.
                                     for itself and as general partner of
                                     LIBERTY WANGER ASSET MANAGEMENT, L.P.


                                 By:  /s/ Bruce H. Lauer
                                      ----------------------------------------
                                          Bruce H. Lauer
                                          Senior Vice President and Secretary

                                 LIBERTY ACORN TRUST


                                 By:  /s/ Bruce H. Lauer
                                      ----------------------------------------
                                          Bruce H. Lauer
                                          Vice President, Treasurer and
                                          Secretary

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